UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        DECEMBER 28, 2007

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(I.R.S. Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
I.	SGD $5,442,604,530[1] Facility Agreement

On December 28, 2007, Marina Bay Sands Pte. Ltd. (“MBS”), a subsidiary of Las Vegas Sands Corp. (“LVSC”) and the owner and developer of the Marina Bay Sands integrated resort project (the “IR Project”) in Singapore, entered into a Facility Agreement (the “New Facility Agreement”) providing for up to SGD $5,442,604,530 of bank loan facilities. Goldman Sachs Foreign Exchange (Singapore) Pte. (“GS”), DBS Bank Ltd. (“DBS”), UOB Asia Limited (“UOB”) and Oversea-Chinese Banking Corporation Limited (“OCBC”) acted as Coordinators; GS, DBS, UOB, OCBC, Citigroup Global Markets Asia Limited, Lehman Brothers Finance Asia Pte. Ltd., Merrill Lynch International Bank Ltd. (Merchant Bank), Sumitomo Mitsui Banking Corporation, Malayan Banking Berhad, Standard Chartered Bank, The Royal Bank of Scotland plc, Singapore Branch, Calyon, and The Bank of Nova Scotia Asia Limited acted as Mandated Lead Arrangers; and DBS is acting as Technical Bank, Agent and Security Trustee under the New Facility Agreement.

The facilities under the New Facility Agreement consist of (i) a SGD $2,000,000,000 term loan that is available until January 25, 2008 (“Facility A”), (ii) a SGD $2,750,000,000 term loan that is available on a delayed draw basis until December 31, 2010 (“Facility B”), (iii) a SGD $192,604,530 banker’s guarantee facility (“Facility C”) to provide the banker’s guarantees in favor of the Singapore Tourism Board (the “STB”) required under the Development Agreement, dated as of August 23, 2006 (the “Development Agreement”), between MBS and the STB in connection with the development of the IR Project and (iv) a SGD $500,000,000 revolving credit facility available until February 28, 2015 (“Facility D” and collectively, with Facility A, Facility B and Facility C, the “Facilities”).

The obligations of MBS under the New Facility Agreement will be secured by a first-priority security interest in substantially all of MBS’ assets, other than capital stock and similar ownership interests, certain furniture, fixtures, fittings and equipment and certain other excluded assets. The indebtedness under the Facilities will be guaranteed by any future restricted subsidiaries of MBS.

MBS expects to draw the full amount of Facility A prior to January 25, 2008. The proceeds of Facility A and contributions made by LVSC (or one of its subsidiaries) to MBS will be used to (i) repay SGD$1,915,081,366.42 in aggregate principal, together with accrued interest and other amounts payable with respect to (a) the Purchase Agreement, dated as of August 18, 2006, governing MBS’ SGD $1,104,040,000 floating rate notes facility and (b) the Facility Agreement, dated as of August 18, 2006, governing MBS’ SGD $1,104,040,000 existing bank loan facility (the “Existing Facility Agreement”); and (ii) pay fees, costs and expenses relating to entering into the New Facility Agreement. The full SGD $192,604,530 will be drawn under Facility C concurrently with the term loans under Facility A to replace the banker’s guarantees in favor of the STB required under the Development Agreement that are currently outstanding under the Existing Facility Agreement. The remaining net proceeds of the Facilities, together with the pro rata contributions required from LVSC or its subsidiaries under the terms of the New Facility Agreement, will be used to, among other things, fund the costs and expenses of the IR Project, including, but not limited to, design, development, construction, equipping and pre-opening costs and expenses, and the general working capital requirements and general corporate purposes of MBS related to the IR Project.

Borrowings under the Facilities for all classes of outstanding loans will bear interest at the Singapore SWAP Offer Rate[2] plus a spread of 2.25% per annum. MBS will pay a standby interest fee of 1.125% per annum on the undrawn amounts under Facility B and 0.90% per annum on the undrawn amounts under Facility D. MBS will pay a commission of 2.25% per annum on the banker’s guarantees outstanding under the Facilities for the period during which any banker’s guarantees are outstanding.

_________________________

[1]	SGD $ means Singapore dollar. On January 4, 2008, US$1.00 is approximately SGD $1.43.
[2]	On January 4, 2008, the 3-month Singapore SWAP Offer Rate is approximately 2.16%.

All of the Facilities under the New Facility Agreement will mature on March 31, 2015.

The New Facility Agreement specifies that a maximum of 80% of the total costs and expenses incurred in connection with the design, development and construction of the IR Project may be funded with debt, including debt incurred under the Facilities. The remainder of these project costs and expenses are required to be funded with equity contributions or subordinated shareholder loans received from LVSC or its subsidiaries. The portion of the costs and expenses that are required to be funded by LVSC or its subsidiaries may also be funded by operating cash flow generated by the IR Project. The New Facility Agreement also provides that LVSC must (or must cause one of its subsidiaries) to contribute at least SGD $800,000,000 to MBS on or before the first funding date under the New Facility Agreement.

MBS is required to repay or prepay the Facilities outstanding under the New Facility Agreement under certain circumstances. Commencing on March 31, 2011, and at the end of each quarter thereafter, MBS is required to repay the outstanding Facility A loans and Facility B loans on a pro rata basis in an aggregate amount equal to SGD $125,000,000 per quarter. In addition, commencing at the end of the third full quarter of operations of the Marina Bay Sands integrated resort, MBS is required to further prepay the outstanding Facility A loans and Facility B loans on a pro rata basis with a percentage of its excess free cash flow (as defined in the New Facility Agreement) (the “Excess Cash Flow Sweep”). The percentage of free cash flow subject to the Excess Cash Flow Sweep declines once the ratio of total outstanding indebtedness to consolidated adjusted EBITDA (as defined in the New Facility Agreement) is equal to or less than 3.5:1.0. The requirement to prepay the outstanding Facility A loans and Facility B loans under the Excess Cash Flow Sweep is suspended when the total amount of indebtedness outstanding under the New Facility Agreement is less than SGD $3,000,000,000 and the ratio of total outstanding indebtedness to consolidated adjusted EBITDA is equal to or less than 3.5:1.0..

MBS is also required to repay amounts outstanding under the Facilities with (i) 100% of the net proceeds from any sale or disposal of certain assets outside of the ordinary course of business to the extent such proceeds have not been reinvested in new assets within twelve months, (ii) the proceeds of new indebtedness other than certain permitted indebtedness, (iii) the proceeds of certain equity issuances of MBS other than equity issued in connection with contributions to fund project costs related to the IR Project required under the New Facility Agreement and (iv) any compensation proceeds received in connection with a termination of the casino license to be granted to MBS under the Development Agreement.

The New Facility Agreement contains affirmative and negative covenants customary for such financings, including, but not limited to, limitations on liens, annual capital expenditures other than project costs, indebtedness, loans and guarantees, investments, acquisitions and asset sales, restricted payments, affiliate transactions and use of proceeds from the Facilities, as well as requirements to comply with applicable law and maintain adequate insurance.

The New Facility Agreement also requires MBS to maintain specified financial ratios and comply with certain other financial covenants described below as of the end of the first full quarter beginning not less than 183 days after the commencement of operations of the Marina Bay Sands integrated resort:

•

maintain a maximum ratio of consolidated total indebtedness (other than certain excluded indebtedness) to consolidated adjusted EBITDA of not more than 5.50:1.0, decreasing thereafter as provided in the New Facility Agreement;

•	maintain a minimum ratio of consolidated adjusted EBITDA to consolidated total interest expense of not less than 3.00:1.0, increasing thereafter as provided in the New Facility Agreement;

•	generate a minimum consolidated adjusted EBITDA of at least SGD $800,000,000 per year on a rolling four (4) quarter basis; and
•	maintain a positive consolidated net worth (as such term is defined in the New Facility Agreement).

In order to satisfy any of the financial covenants set forth above, LVSC may cure any EBITDA shortfall by contributing cash to MBS or delivering a letter of credit to the Agent.

The New Facility Agreement contains customary events of defaults, including, but not limited to, nonpayment of principal when due, failure to pay interest, fees or other amounts within a specified period of days after these amounts are due, violation of covenants, failure of any representation or warranty to be true and correct in all material respects when made, misrepresentation, unlawfulness, certain cross-defaults, insolvency and other bankruptcy events, actual or asserted invalidity of the security documents under the New Facility Agreement, a repudiation by MBS of its obligations under the New Facility Agreement, a nationalization of the IR Project, any event of default under the Development Agreement and certain negative events with respect to the IR Project, including, but not limited to, the termination of the Development Agreement or the lease for the land or MBS’ failure to be awarded the casino license in accordance with the Development Agreement. Some of the events of default under the New Facility Agreement are subject to grace periods under certain circumstances.

Goldman Sachs Foreign Exchange (Singapore) Pte., Lehman Brothers Finance Asia Pte. Ltd., Citigroup Global Markets Asia Limited, Merrill Lynch International Bank Ltd. (Merchant Bank), DBS Bank Ltd., UOB Asia Limited, Oversea-Chinese Banking Corporation Limited, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia Asia Limited, Standard Chartered Bank, The Royal Bank of Scotland plc, Singapore Branch, and their respective affiliates have performed investment banking, financial advisory, lending and/or commercial banking services for LVSC and/or MBS and their respective affiliates from time to time, for which they have received customary compensation for such services, and may continue to do so in the future.

II.	Sponsor Support Agreement

On December 28, 2007, MBS, LVSC, MBS Holdings Pte. Ltd. and Sands Mauritius Holdings and DBS, in its capacity as the Agent under the New Facility Agreement, entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) in connection with the New Facility Agreement. Pursuant to the Sponsor Support Agreement, LVSC, as the sponsor of the IR Project, is responsible for all cost-overruns incurred by MBS in connection with the design, development and construction of the IR Project. Under the Sponsor Support Agreement, LVSC has agreed to ensure that the IR Project is constructed in accordance with the documents entered into with STB, including the Development Agreement, and in accordance with the terms of the New Facility Agreement, including that the IR Project has commenced operations on or before December 31, 2010 (which date is subject to extension as a result of certain force majeure events). In addition, LVSC must (or cause one of its subsidiaries to) pay all expenses of the IR Project that are not funded by the Facilities and other permitted indebtedness (including actual cost overruns and financing expenses).

ITEM 2.03.   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION

UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above in Item 1.01 under the captions “SGD $5,442,604,530 Facility Agreement” and “Sponsor Support Agreement” are incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
99.1	Press Release issued by Las Vegas Sands Corp., dated

Janaury 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 4, 2008

LAS VEGAS SANDS CORP.
By:	/s/ Scott D. Henry
Name: Scott D. Henry Title: Senior Vice President, Finance